[O'Melveny & Myers LLP letterhead]

                            May
                            8th
                            1 9 9 8








(714) 760-9600
                                                     877,345-019
                                                     0361128.01

UniSource Energy Corporation
220 West Sixth Street
Tucson, Arizona 85701

          Re:  Registration on Form S-8 of UniSource Energy
               Corporation

Gentlemen:

          In connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be submitted by UniSource Energy Corporation (the "Company") to the Securities and Exchange Commission with respect to the Tucson Electric Power Company Supplemental Retirement Account for Classified Employees, as amended (the "Plan"), you have requested our opinion as to whether the provisions of the written documents constituting the Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). We consent to the use of this opinion as an exhibit to the Registration Statement.

          We have been advised by you that the Plan, as amended and restated as of June 1, 1987, received a favorable determination letter, dated July 22, 1995, from the Internal Revenue Service (the "Service") that the Plan satisfies the requirements of the Tax Reform Act of 1986, as amended, and subsequent legislation (the "Determination Letter"). We have also been advised by you that certain other Plan amendments have been adopted in the form of Amendments 1996-I, 1997-I, 1998-I, 1998-II, and 1998-III to the Plan, and that these amendments will be submitted to the Service on an Application for Determination for Employee Benefit Plan. You have advised us that the Plan will be timely amended within the applicable remedial amendment period with respect to any additional amendments required by the Service as a condition to granting a favorable determination letter with respect to the amendments to the Plan.

          Based on the foregoing, and our examination of the Plan and accompanying trust, it is our opinion that, the form of the Plan satisfies the essential substantive requirements of ERISA and the Internal Revenue Code of 1986, as amended. Our opinion and any determination letter issued by the Internal Revenue Service covers only the form of the Plan and leaves open the question of whether in operation the Plan is qualified.

                              Respectfully submitted,

                              /s/ O'Melveny & Myers LLP


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